## Demand Promissory Note

Full Name American Compass, Inc

Address 800 E Colorado Blvd., Ste 888, Pasadena, CA91101

(Hereinafter referred to as the Lender/s)

Full Names HK Battery Technology, Inc

Address 800 E Colorado Blvd Suite 888, Pasadena, CA 91101

(Hereinafter referred to as the Borrower)

For value received, the Borrower hereby unconditionally promises to pay to the order of Lender the sum of $230,000 Dollars ($.00) together with interest accrued at the rate of percent ( 3 %) per year on any unpaid balance.

**Payable on Demand**
The entire outstanding amount shall become immediately payable upon demand by the Lender or holder of this Note.

**Place of Payment**
Payment shall be made at the above stated address of the Lender or at such place as may be designated from time to time in writing by the Lender or holder of this Note. For ease of payment the Borrower may exercise the option to effect payment by direct deposit or electronic transfer of funds into the account of Lender as specified in writing.

**Prepayment**
The Borrower may prepay this Note in full or in part at any time without premium or penalty. All prepayments shall first be applied to accrued interest and thereafter to the principal loan amount.

**Default**
Should the Borrower not make full payment within 60_days of demand, this Note may be turned over for collection and the Borrower agrees to pay all reasonable legal fees and collection charges to the extent permissible by law, in addition to other amounts due.

**Transfer**
The Lender may transfer this Note to another holder without notice to the Borrower and the Borrower agrees to remain bound to any subsequent holder of this Note under the terms of this Note.

**Replacement of Note**
The Borrower agrees to execute a new Note with the same terms and conditions and remaining value in the even that this Note is lost, stolen or mutilated. The Lender shall release the Borrower of all obligations under the lost, stolen or mutilated Note in lieu of a replacement new Note.

**Joint and Several Liability**
All Borrowers or Co-signors identified in this Note shall be equally liable for the repayment of the debt described in this Note.

**Borrower's Waiver**
The Borrower waives presentment for payment, notice of non-payment, off-set, protest and notice of protest and agrees to remain fully bound until this Note is paid in full.

**Lender's Indulgence**
No relaxation, indulgence, waiver, release or concession of any terms of this Note by the Lender on one occasion shall be binding unless in writing and if granted shall not be applicable to any other or future occasion.

**Binding Effect**
The terms of this Note shall be binding upon the Borrower's successors and shall accrue to the benefit and be enforceable by the Lender and his/her successors, legal representatives and assigns.

**Jurisdiction**
This Note shall be construed, interpreted and governed in accordance with the laws of the State of Delaware and should any provision of this Note be judged by an appropriate court of law as invalid, it shall not affect any of the remaining provisions whatsoever.

**General**
Where appropriate words signifying one gender shall include the others and words signifying the singular shall include the plural and vice versa.

Paragraph headings are for convenience of reference only and are not intended to have any effect in the interpretation or determining of rights or obligation under this Note.

Signed on this 25 day of June, 2014

Borrowers Company: HK Battery Technology Inc.

Borrower's Signature ____________________

Jianguo Xu

Chief Executive Officer

Lender Company: ____American Compass Inc.______

Lender's Signature ______________________

Jimmy Wang

Controller

American Compass Inc.